EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the use in this Registration Statement of Cemtrex, Inc. on Form 10/A of our report dated November 11, 2008 for the years ended September 30, 2007 and 2006, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Gruber & Company, LLC
Saint Louis, Missouri
November 10, 2008